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                                                                 Exhibit 3(b)(1)

                                 FIRST AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
               ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC


         This First Amendment to Amended and Restated Limited Liability Company Agreement of Oncor Electric Delivery Transition Bond Company LLC, a Delaware limited liability company (the "Company"), dated as of May 13, 2004 (this "Amendment"), by Oncor Electric Delivery Company, as the sole member of the Company.

         1.     Amendments.

             (a) The name of the Company is hereby changed to TXU Electric Delivery Transition Bond Company LLC, and all references in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of August 21, 2003 (the "Agreement"), to Oncor Electric Delivery Transition Bond Company LLC are hereby deleted and replaced with TXU Electric Delivery Transition Bond Company LLC.

             (b) Section 1.06 of the Agreement is hereby amended by adding the following sentence to the end thereof:

                  "The Member is hereby authorized as an "authorized person" within the meaning of the LLC Act."

         2. Notice. As required by Section 1.04 of the Agreement, written notice of the name change of the Company has been provided to the Managers and the Indenture Trustee in substantially the form attached hereto as Exhibit A.

         3. Binding Effect. This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and all other parties to the Agreement and their respective successors and assigns.

         4. Agreement in Effect. Except as hereby amended, the Agreement shall remain in full force and effect.

         5. Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.

         6. Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.
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         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the day and year first above written.

                                     Member:

                                     ONCOR ELECTRIC DELIVERY COMPANY




                                      By:   /s/    John M. Casey
                                          -----------------------------
                                           Name:   John M. Casey
                                           Title:  Assistant Treasurer